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                                                                    Exhibit 2.2

                          SECURITIES PURCHASE AGREEMENT

                        THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of October 22, 1999 by and between East/West Communications, Inc., a Delaware corporation (the "Issuer"), and Omnipoint Corporation, a Delaware corporation ("Omnipoint", or the "Purchaser").

                                    RECITALS

                        WHEREAS, concurrently herewith, Issuer and Omnipoint are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, the Issuer will merge with and into Omnipoint; and

                        WHEREAS, upon the terms and conditions set forth in this Agreement, Issuer has determined to issue and sell, and Purchaser have determined to purchase, 300,000 shares of Issuer's Class A Common Stock, par value $0.01 per share (the "Stock");

                        WHEREAS, the Issuer and the Purchaser desire to set forth certain rights of the Purchaser with respect to the Stock; and

                        WHEREAS, it is a condition to the purchase and sale of the Stock hereunder that the Merger Agreement continue to be in full force and effect on the closing date of such purchase and sale of Stock.

                                    AGREEMENT

                        NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF STOCK

            Section 1.1 Closing. Subject to the terms and conditions of this Agreement, at the Closing, Issuer will issue, sell and deliver 300,000 shares of Stock to Omnipoint for a purchase price of $10 per share payable to Issuer on the Closing Date.

            Section 1.2 Conversion Rights. In the event that between the Closing Date and the earlier of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated, the Issuer issues any shares of Additional Company Capital Stock (as defined in the Merger Agreement) (other than Company Common Stock), the Purchaser shall have the right, at its sole option, to convert all or a portion of its Stock into shares of Additional Company Capital Stock issued by the Issuer in any Issuance pursuant to and in accordance with
Section 6.2 of the Merger Agreement (the "Conversion Right"). The Purchaser shall have the right to convert its Stock on the same terms and conditions as any other purchaser of shares of such Additional Company Capital Stock pursuant to such

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Issuance. In the event that the Purchaser exercises the Conversion Right and converts a portion of its Stock into shares of Additional Company Capital Stock in accordance herewith, notwithstanding anything to the contrary contained herein, the Converted Shares shall be automatically converted into shares of Issuer's Class A Common Stock on the Right of First Refusal End Date based on a purchase price of $10 per share of Issuer's Class A Common Stock.

                        Section 1.3 Use of Proceeds. Issuer shall use the proceeds from the sale of the Stock to (i) repay the principal and interest on loans from the Federal Communications Commission relating to the Issuer's PCS licenses, and (ii) pay certain legal and accounting expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement and the Merger Agreement and general corporate purposes, subject to the limitations set forth in Section 6.4. Issuer agrees to use any remaining proceeds to redeem Company Preferred Stock for the Per Share Exchange Amount immediately prior to the Effective Time, unless, in each case, the Issuer or Omnipoint should determine that such payment would result in Omnipoint acquiring less than ninety percent (90%) of the fair market value of the Issuer's "net assets" and less than seventy percent (70%) of the fair market value of the Issuer's "gross assets", measured for this purpose, immediately prior to the Effective Time pursuant to the Merger Agreement. For purposes of determining the percentage of the Issuer's "net assets" and "gross assets" to be acquired by Omnipoint, the following assets will be treated as held by the Issuer immediately prior to, but not acquired by Omnipoint pursuant to the Merger: (i) assets disposed of by the Issuer prior to the Merger and in contemplation thereof (including, without limitation, any assets disposed of by the Issuer, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the Closing Date (as defined in the Merger Agreement) and beginning with the commencement of negotiations (whether formal or informal) with Omnipoint regarding the Merger); (ii) assets used by the Issuer to pay the Issuer's stockholders, if any, who perfect dissenters' rights in connection with the Merger; (iii) assets used by the Issuer to pay reorganization expenses or other liabilities incurred in connection with the Merger; and (iv) assets used to make distributions, redemptions or other payments (except for regular, normal distributions) in respect of the capital stock of the Issuer (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger.

                                   ARTICLE II
                                     CLOSING

            Section 2.1 Time and Place of Closing. Subject to the conditions set forth in Section 8.1, the closing of the transactions contemplated by Section
3.1 (the "Closing") shall take place at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036, at 10:00 a.m. local time on the date hereof (the "Closing Date"). At the Closing, Issuer shall deliver to Purchaser duly executed and issued stock certificates evidencing the Shares purchased thereby against payment of the purchase price therefor by wire transfer of immediately available funds to the account specified therefor by Issuer.


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                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF ISSUER

            Section 3.1             Representations and Warranties of Issuer.
The Issuer hereby represents and warrants to the Purchaser:

                        (1) Incorporation of Representations and Warranties in Merger Agreement. The representations and warranties of Issuer set forth in Section 4 of the Merger Agreement (together with the Disclosure Schedule) are hereby incorporated herein by reference, and are hereby made by Issuer to Purchaser as of the date hereof and the Closing Date, in their entirety with the same force and effect.

                        (2)         Additional Representations and Warranties.
Issuer hereby represents and warrants to Purchaser the shares of Stock being issued to Purchaser hereunder, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of any Liens, and shall not be subject to any preemptive rights of the holders of any other class or series of the capital stock of Issuer.

                        (3) Power and Authority; No Violation. The Issuer has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Issuer and this Agreement constitutes a legal, valid and binding obligation of Issuer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by Issuer will, with or without the giving of notice or the passage of time, or both, (i) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) any provision of the certificate of incorporation, by-laws, stockholders agreements or other constituent documents of Issuer; (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Issuer is a party or by which Issuer or its property may be bound or affected; or (C) any law, order, judgment, ordinance, rule, regulation or decree to which Issuer is a party or by which it or its property is bound or affected, other than such exceptions in the case of subclauses (A), (B) and (C) which would not reasonably be expected to have a material adverse effect on the transactions contemplated hereby or on the Issuer; (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of Issuer; or (iii) give rise to the Company's right to redeem any shares of Stock. No permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with, any governmental or regulatory authority or agency or third party is required to be obtained or made by Issuer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby in order to (A) render this Agreement or the transactions contemplated hereby or thereby valid and effective and (B) enable Issuer to sell the Stock.


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                        (4)         Legal Matters.  There is no claim, legal
action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Issuer threatened, against the Issuer relating to the right of Issuer to perform its obligations under this Agreement, nor does Issuer know or have reason to be aware of any basis for the same. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal applicable to Issuer or binding upon it or its property which would individually or in the aggregate impair in any material respect the performance of the obligations of Issuer hereunder or the consummation of the transactions contemplated by this Agreement other than orders or decrees involving the wireless telephone industry in general.

                        (5) Investment Company Act. Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                        (6) No Brokers. Except with respect to the $150,000 placement fee to be paid by the Issuer to Gabelli & Company, Inc. upon consummation of the transactions contemplated by this Agreement, no agent, broker, investment banker, person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of Issuer or an affiliate thereof, as defined in Rule 405 under the Securities Act of 1933, as amended (an "Affiliate"), and Issuer hereby agrees to indemnify the Investor and agrees to hold harmless the Investor against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of Issuer or an Affiliate thereof.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            The Purchaser hereby represents and warrants to Issuer:

            Section 4.1 Authorization. It has the full power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of it enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. The execution, delivery and performance of this Agreement by it do not (a) violate any provision of its certificate of incorporation, by-laws or other constituent documents, (b) conflict with or constitute a default under any material agreement, indenture or instrument to which it is a party or by which it or its property is bound or (c) violate any statute or order of any court or Governmental Body applicable to it, except in each case set forth in clauses (b) or (c) which would not reasonably be expected to have a material adverse effect on its business taken as a whole or the transactions contemplated hereby.



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            Section 4.2             Investment Representations. It is an
Accredited Investor within the definition set forth in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). It is acquiring the Shares it is purchasing hereunder for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein, in violation of state or federal law. It understands that such shares have not been registered under the Securities Act, and that such Shares may not be sold or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or exempted from registration therefrom.

                                    ARTICLE V
                               REGISTRATION RIGHTS

            Section 5.1             Demand Registrations.

                        (1) Right to Demand Registration. In the event that the Merger Agreement is terminated (other than pursuant to Section
10.1(d) of the Merger Agreement), the holders of not less than twenty (20%) percent of the shares of Stock beneficially owned by the Purchaser (the "Registrable Securities") (collectively, the "Offerors"), may request registration under the Securities Act of all or part of their Registrable Securities. Within seven days after receipt of any such request, Issuer will give written notice of such request to all other holders of securities of the Issuer entitled to notice of or the right to participate in such registrations ("Other Registrable Securities") and will include in such registration all Other Registrable Securities with respect to which Issuer has received written requests for inclusion therein within 20 days after the receipt of Issuer's notice. A registration requested pursuant to this Section 5.1(a) is referred to herein as a "Demand Registration".

                        A request pursuant to this Section shall state the number of Registrable Securities requested to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired. In connection with any registration subject to this Section 5.1(a), the holders of Registrable Securities included in such registration shall enter into such underwriting, lock-up and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a primary offering.

                        (2) Number of Demand Registrations. The holders of Registrable Securities will be entitled to request two (2) Demand Registrations, and Issuer will pay all Registration Expenses in connection therewith. A registration will not constitute a Demand Registration (i) until it has become effective, or (ii) if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

                        (3) Priority on Demand Registrations. Issuer will not include in any Demand Registration any securities which are not Registrable Securities or Other Registrable Securities without the written consent of the Offerors not to be unreasonably withheld (and the Offerors may not withhold their written consent if the Demand Registration is an underwritten offering and the managing underwriters advise Issuer and the Offerors in writing that in their opinion the number of Registrable Securities and other securities requested to be included therein does not exceed the

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number of securities which can be sold in such offering without materially adversely affecting such sale). If Other Registrable Securities are permitted to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise Issuer in writing that in their opinion the number of Registrable Securities and Other Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without materially adversely affecting such sale, Issuer will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such managing underwriters can be sold, pro rata among the respective holders of such Registrable Securities on the basis of the amount of such securities owned.
                        (4)         Restrictions on Demand Registrations.
Issuer may postpone for up to three months in the aggregate during any twelve month period any filing or the effectiveness of any registration statement for a Demand Registration if the Board of Directors of Issuer determines (and Issuer so certifies by written notice to the Offerors) that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan by Issuer or any of its Subsidiaries to engage in any material corporate transaction; provided that in such event, the Offerors initiating the request for such Demand Registration will be entitled to withdraw such request.

                        (5) Selection of Underwriters. In the case of a Demand Registration, the Offerors will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to Issuer's approval which will not be unreasonably withheld.

            Section 5.2  Piggyback Registrations.

                        (1) Right to Piggyback Registrations. Whenever Issuer proposes to register any of its Common Stock under the Securities Act (other than any registration SEC Form S-4 or SEC Form S-8 or any successor forms), Issuer will give prompt written notice (in any event within ten business days after its receipt of notice of any exercise of other demand registration rights) to the holders of Registrable Securities of its intention to effect such a registration and will use its best efforts to include in such registration all Registrable Securities with respect to which Issuer has received written requests for inclusion therein within 20 days after the receipt of Issuer's notice by such holders. A request pursuant to this Section 5.2(a) shall state the number of Registrable Securities requested to be registered. In connection with any registration subject to this Section 5.2(a), the holders of Registrable Securities included in such registration shall enter into such underwriting, lock-up and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a secondary offering. Issuer shall have the right to terminate or withdraw any registration initiated by it under this
Section 5.2(a) prior to the effectiveness of such registration whether or not any holders of Registrable Securities have elected to include any securities in such registration. All registrations requested pursuant to this Section 5.2(a) are referred to herein as "Piggyback Registrations". No registration effected under this Section 5.2(a) shall relieve Issuer of its obligation to effect a Demand Registration pursuant to Section 5.1.

                        (2) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Issuer, and the managing underwriters advise Issuer


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in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting such sale, Issuer will include in such registration (regardless of whether any holder initially requested such registration) (i) first, the securities Issuer proposes to sell, (ii) second, those Registrable Securities requested to be included by the holders thereof which in the opinion of such managing underwriters can be sold, pro rata among the respective holders thereof on the basis of the amount of such securities owned, and (iii) third, all Other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares owned by such holders.

                        (3) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Issue's securities (and in which Issuer is not issuing any securities under such registration), and the managing underwriters advise Issuer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting such offering, Issuer will include in such registration (i) first, the securities requested to be included in such registration by the holder or holders who requested such registration (such holders being entitled to participate in accordance with the relative priorities, if any, as may exist among them) and (ii) second, Registrable Securities and all Other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares owned by such holders.

                        (4) Selection of Underwriters. In the case of a Piggyback Registration which is a primary registration on behalf of Issuer, Issuer will have the right to select any investment banker(s) and manager(s) of nationally recognized standing to administer the offering.

            Section 5.3 No Inconsistent Agreement. Any right given by Issuer to any holder or prospective holder of Issuer's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the rights of the holders of Registrable Securities provided in this Agreement and shall not materially adversely affect the right of the holders of Registrable Securities to participate in Piggyback Registrations in the manner set forth in this Agreement.

            Section 5.4 Lockup Agreement.

                        (1) Each Purchaser agrees, and prior to transferring Registrable Securities will cause its proposed transferee to agree, if requested by Issuer and the managing underwriters of Registrable Securities, not to sell or otherwise transfer or dispose of any other Registrable Securities (or other securities) of Issuer for a period not to exceed 30 days prior to or up to 180 days following the effective date of a registration statement of Issuer filed under the Securities Act, provided that all officers and directors and stockholders owning ten percent (10%) or more (on a fully diluted basis, treating all outstanding options, rights and warrants to acquire equity securities of Issuer as fully exercised, and treating all securities convertible into or exchangeable for equity securities of Issuer as fully converted or exchanged) of Issuer's equity securities shall enter into similar agreements. Such agreement shall be in writing in a form satisfactory to Issuer and such underwriter. Issuer may



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impose stop transfer instructions with respect to the shares (or securities)
subject to the foregoing restriction until the end of said 90-day period.

                        (2) Issuer agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form or forms not available for registering capital stock for sale to the public at large), unless all of the Registrable Securities included in such registration have been sold.

            Section 5.5 Termination of Certain Rights and Obligations. Notwithstanding the foregoing provisions of this Agreement, the rights to registration pursuant to Sections 5.1 and 5.2, the obligations of Purchaser pursuant to Section 5.4(1), and the obligations of Issuer and the holders of 25% or more of its equity securities pursuant to Section 5.4(2) shall terminate as to any particular Registrable Securities that shall have been (a) sold in a registered public offering, (b) sold through a broker, dealer or underwriter in a public distribution or a public securities transaction in which the transferee receives a certificate without a securities legend, (c) sold or distributed pursuant to Rule 144 or (d) eligible for sale under Rule 144 within a 60-day period.

            Section 5.6 Registration Procedures. Whenever the Offerors have requested that any Registrable Securities be registered pursuant to this Agreement, Issuer will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Issuer will expeditiously:

                        (1) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for a period of not less than three months; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Issuer will furnish to the counsel selected by the Offerors requesting such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before such filing is made, and Issuer will comply with any reasonable request made by such counsel to make changes to the extent such documents do not comply in all material respects with the Securities Act;

                        (2) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than three months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                        (3) furnish to each seller of Registrable Securities such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary


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prospectus) and such other customary documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                        (4) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to service of process except as required by the securities or blue sky laws in any such jurisdiction);

                        (5) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of Issuer's becoming aware that the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the written request of any such seller, Issuer will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Purchaser of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                        (6) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed or quoted on the principal securities exchange or national automated quotation system, if any, on which similar securities issued by Issuer are then listed or quoted.

                        (7) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                        (8) in the event the offering is an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for Issuer in customary form and covering such matters of the type customarily covered by such letters;

                        (9) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                        (10) upon execution and delivery of such customary confidentiality agreements as Issuer shall reasonably request, make available for inspection by any seller of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents and properties


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of Issuer, and cause Issuer's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                        Issuer will make generally available to the holders of Registrable Securities an earnings statement (which need not be audited) for the twelve months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy Section 11(a) of the Securities Act.

                        Issuer will, at all times after Issuer has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to be eligible to sell Registrable Securities pursuant to Rule 144 adopted by the SEC under the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation hereafter adopted by the SEC. Upon request, Issuer will deliver to holders of Registrable Securities a written statement as to whether it has complied with such requirements.

            Section 5.7             Registration Expenses.

                        (1) All expenses incident to Issuer's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Issuer and all independent certified public accountants (including, but not limited to, fees and disbursements relating to the "cold comfort" letter described in Section 5.6(8)) and other Persons retained by Issuer (all such expenses being herein called "Registration Expenses"), will be borne by Issuer. Discounts and commissions to underwriters shall not be considered Registration Expenses for purposes of this Agreement and will be borne by the holders of Registrable Securities. Issuer will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Issuer are then listed or on a national automated quotation system.

                        (2) In connection with each Demand Registration and Piggyback Registration, Issuer will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration, provided that the costs and expenses of such counsel in connection with any such registration will not exceed $25,000.

                        (3) To the extent expenses are not required to be paid by Issuer, each holder of securities included in any registration hereunder will pay those expenses allocable to the registration


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of such holder's securities so included, and any expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

            Section 5.8             Indemnification.

                          (1)       In the event of any registration of any
Registrable Securities under the Securities Act pursuant to this Agreement, Issuer agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities covered by the applicable registration statement, its respective officers, directors, shareholders or general or limited partners or members and each Person who controls such holder within the meaning of the Securities Act (each, a "Purchaser Indemnitee"), as follows:

                        (2) against all losses, claims, damages, liabilities and expenses to which a Purchaser Indemnitee may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto relating to such securities or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as the same are caused by or contained in any information furnished in writing to Issuer by any holder of Registrable Securities expressly for use therein or by any holder of Registrable Securities' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto;

                        (3) against all losses, claims, damages, liabilities and expenses to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement of a material fact or omission of a material fact, or any such alleged untrue statement of a material fact or omission of a material fact, if such settlement is effected with the prior written consent of Issuer, except insofar as the same are caused by or contained in any information furnished in writing to Issuer by any holder of Registrable Securities expressly for use therein or by any holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; and

                        (4) against all expenses reasonably incurred by such holder in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement of a material fact or omission of a material fact, or any such alleged untrue statement of a material fact or omission of a material fact, to the extent that any such expense is not paid under clause (i) or (ii) above, except insofar as the same are caused by or contained in any information furnished in writing to Issuer by any holder of Registrable Securities expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto.

In connection with an underwritten offering, Issuer will indemnify such underwriters, their officers and directors and each Person who controls such underwriters within the meaning of the Securities Act to the same extent as provided above with respect to the indemnification of the Purchaser Indemnitees.

                        (5) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Issuer in writing such information and affidavits as Issuer reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Issuer, its directors and officers and each Person who controls Issuer within the meaning of the Securities Act (each, an "Issuer Indemnitee") against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in the preparation of such registration statement, prospectus or preliminary prospectus; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement, prospectus or preliminary prospectus.

                        (6) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified hereunder by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim in which case such indemnified party shall have the right to employ one counsel. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

                        (7) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Issuer also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Issuer's indemnification is unavailable for any reason.

            Section 5.9 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 5.8 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnity agreement incurred by any Purchaser Indemnitee, any Issuer Indemnitee and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the parties' relative fault concerning the matter with respect to which the claim was asserted, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Issuer and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 6.8 were available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Issuer and each such seller agree with each other, and the underwriters of the Registrable Securities if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 5.9, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of Issuer who signed the registration statement, and each Person, if any, who controls Issuer or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as Issuer or a seller of Registrable Securities, as the case may be.

            Section 5.10            Participation in Underwritten Registrations.
No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            Section 5.11 Recapitalization of Nonvoting Stock. At any time any holder of non-voting Registrable Securities wishes to sell such shares pursuant to a public offering of shares of voting common stock, Issuer shall cause such shares to be recapitalized into or exchanged for shares of voting common stock, such recapitalization or exchange to become effective at such time as the registration statement pertaining to such shares has been filed with and declared effective by the SEC.

                                   ARTICLE VI
                         ADDITIONAL RIGHTS AND COVENANTS

            Section 6.1 Cooperation and Full Access. Issuer shall give to Purchaser and its counsel, accountants, advisers and other representatives, reasonable access at all times during reasonable business hours and on reasonable notice, to all the offices, properties, contracts, books, records, personnel and affairs of Issuer or in any way relating to or connecting with the business or its assets. Issuer shall furnish, and shall direct its independent accountants and legal counsel to furnish, to Purchaser all such documents and information concerning the assets, properties, liabilities and affairs of Issuer as Purchaser may from time to time reasonably request.

            Section 6.2             Right of First Refusal. Subject to Paragraph
(9) of this Section 6.2, in the event that the Merger Agreement is terminated for any reason (other than pursuant to Section 10.1(d) of the Merger Agreement), Purchaser shall have a right of first refusal (the "Right of First Refusal") with respect to the sale, exchange or other disposition of any or all of the PCS licenses held by Issuer (each, a "PCS License" and collectively, the "PCS Licenses") other than any sale, exchange or other disposition of any PCS License to any Affiliate of Issuer who agrees to be bound by and comply with the provisions of this Section 6.2. In the event that the Merger Agreement is terminated for any reason (other than pursuant to Section 10.1(d) of the Merger Agreement), Issuer shall not sell, exchange or otherwise dispose of any PCS License (other than any sale, disposition or exchange of any PCS License to any Affiliate of Issuer who agrees to be bound by and comply with the provisions of this Section 6.2) unless it shall have first complied with this Section 6.2. The Right of First Refusal shall operate as set forth below, and extend for two (2) years from the date of termination of the Merger Agreement:

                        (1) Within three (3) business days of commencement of the negotiation of a term sheet, letter of intent, or letter of interest, in each case, with respect to any sale, exchange or other disposition of any PCS License, whether binding or non-binding, or preparation of a definitive agreement to sell, exchange or otherwise dispose of one or more of its PCS Licenses (each, a "Negotiation"), Issuer shall deliver to Purchaser a written notice of such Negotiation and shall use commercially reasonable efforts to inform Purchaser of such Negotiation in a timely manner and to provide Purchaser with all information as may be reasonably requested with respect to such Negotiation including, without limitation, any documentation with respect thereto. Upon agreement of the definitive terms of a proposed transaction, Issuer shall provide to Purchaser a written notice of any bona fide proposed sale, exchange or other disposition of one or more PCS Licenses which shall (w) identify the PCS License or Licenses proposed to be sold, exchanged or otherwise disposed of (the "Subject Licenses"), (x) describe the consideration and other terms upon which the Subject Licenses are to be sold, exchanged or otherwise disposed of, (y) identify the persons or entities to or with whom the Subject Licenses are to be sold, exchanged or otherwise disposed of (the "Proposed Buyer"), and (z) offer to sell, exchange or dispose of the Subject Licenses to Purchaser on equivalent or better terms (the "First Refusal Offer").

                        (2) To accept a First Refusal Offer, Purchaser must deliver a written notice to Issuer within 30 days of receipt of the First Refusal Offer, setting forth Purchaser's irrevocable election to accept the First Refusal Offer to purchase all but not less than all the Subject Licenses on the terms set forth therein (the "Acceptance"). The Acceptance will be accompanied by reasonable written evidence demonstrating that Purchaser has sufficient cash on hand or commitments (the terms of which are consistent with customary commercial lending practices for fully-underwritten financing commitments) available to consummate the transactions contemplated by the Acceptance. If Purchaser does not deliver such evidence together with the Acceptance in form and substance reasonably acceptable to Issuer, Purchaser shall be deemed to have failed to deliver the Acceptance within the 30-day time period contemplated by the first sentence of this Section 6.2(2).

                        (3) In the event that a proposed transaction with a Proposed Buyer envisions receipt by the Issuer of consideration other than cash for the Subject Licenses, Purchaser's Acceptance of a First Refusal Offer may include consideration in the form of cash, one or more promissory notes, the capital stock the Purchaser (or its successor or parent entity), or any combination thereof (the "Purchaser's Consideration"). If, within three days of receipt of the Acceptance, Issuer disputes that Purchaser's Consideration is equal to or greater in value than the offer of the Proposed Buyer (the "Proposed Buyer's Consideration"), Issuer shall so inform Purchaser in writing and such dispute shall be resolved as follows:

                                          (a)         If Issuer informs
Purchaser that it deems Purchaser's Acceptance to be inferior to the proposed transaction agreed to with the Proposed Buyer, then the parties shall engage Allen & Co. (the "Bank") to determine whether Purchaser's Consideration is inferior to Proposed Buyer's Consideration, and recommend what changes, if any, would make Purchaser's Consideration equal in value to Proposed Buyer's Consideration (the "Recommendation"). The determinations of the Bank shall be binding, final and conclusive upon Issuer and Purchaser.

                                          (b)         In the event that
Purchaser's Consideration is appraised to be equal to or greater in value than Proposed Buyer's Consideration, Issuer shall pay all costs of the Recommendation hereunder. In the event that Purchaser's Consideration is appraised to be inferior to Proposed Buyer's Consideration, Purchaser shall be pay all costs of the Recommendation hereunder.

                                          (c)         In the event that the Bank
has determined that Purchaser's Consideration is inferior to Proposed Buyer's Consideration, Purchaser shall have three (3) days to submit a revised Acceptance containing the changes set forth in the Recommendation (the "Revised Acceptance"). If Purchaser submits the Revised Acceptance within such three (3) day period to Issuer, Issuer shall accept the Revised Acceptance and shall proceed to consummate the transaction with Purchaser, as set forth in Section 6.2(b).

                        (4) If Issuer fails to notify Purchaser of its challenge to Purchaser's Acceptance within three (3) days after its receipt thereof, Issuer shall be deemed to have accepted the Acceptance and shall proceed to consummate the transaction with Purchaser, as set forth in
Section 6.2(6).

                        (5) If Purchaser fails to deliver the Acceptance within the 30-day time period referred to in Section 6.2(2), or the Revised Acceptance within the 3-day period referred to in Section

6.3(d), Issuer shall be free to proceed with the sale, exchange or other disposition of the Subject Licenses to the Proposed Buyer.

                        (6) If Purchaser delivers to Issuer an Acceptance within the 30-day time frame contemplated by Section 6.2(2) or the Revised Acceptance within the 3-day time frame contemplated by Section 6.2(3)(d), as the case may be, and otherwise complies with the requirements of
Section 6.2(2), Issuer and Purchaser shall proceed to consummate the sale of the Subject Licenses by Issuer to Purchaser contemplated by the Acceptance or the Revised Acceptance, as the case may be, as soon as practicable and in any event on or before the fifteenth (15th) day following the later of (i) expiration or termination of the applicable waiting period under the HSR Act (as defined in the Merger Agreement) and (ii) receipt of the written consent of the FCC to the transfer of such Subject Licenses (the "Right of First Refusal FCC Consent"). Notwithstanding the foregoing, if the applicable waiting period under the HSR Act has not expired or been terminated within 270 days, or the Right of First Refusal FCC Consent has not been obtained within 360 days (the "Consent Period End Date"), in each case, of the date of Acceptance or the Revised Acceptance, as the case may be, Issuer shall be free to proceed with the sale, exchange or other disposition of such Subject Licenses to any third party on any terms acceptable to Issuer at any time without again complying with the terms of this
Section 6.2.

                        (7) Purchaser and Issuer shall cooperate as necessary to prepare and file, within five (5) business days following receipt by Issuer of the Acceptance or the Revised Acceptance, as the case may be, from Purchaser, (i) the notification forms required pursuant the HSR Act, and (ii) such applications to the FCC as required to obtain the Right of First Refusal FCC Consent. Thereafter, Issuer and Purchaser shall cooperate as reasonably necessary to obtain expiration or termination of the waiting period required under the HSR Act, and to obtain the Right of First Refusal FCC Consent.

                        (8) This Section 6.2 shall terminate and be of no further force and effect on the second anniversary of the date on which the Merger Agreement is terminated (the "Right of First Refusal End Date").

                        (9) In the event that either (i) with respect to any First Refusal Offer, the Right of First Refusal FCC Consent is not obtained by the Consent Period End Date with respect to such First Refusal Offer based on the FCC's rejection or denial of an application to assign the Subject Licenses of such First Refusal Offer to the Purchaser for a reason that would also apply to any application for Issuer to assign to Purchaser any of the PCS Licenses that were not included in the Subject Licenses, or (ii) the Merger Agreement is terminated as a result of failure to receive FCC Consent based on the FCC's rejection or denial of an application to approve the Merger due to the Purchaser's ineligibility to hold any of the PCS Licenses, the Purchaser shall no longer have the Right of First Refusal or the rights provided by this Section 6.2; provided, that, notwithstanding anything to the contrary contained herein, the Purchaser may assign the Right of First Refusal and its rights under this
Section 6.2 to another purchaser of its choosing that shall be eligible to hold any of the PCS Licenses in accordance with the applicable FCC rules and regulations.

            Section 6.3 Transactions, Agreements, etc. Except as expressly provided in the Merger Agreement, Issuer shall not enter into any transaction or contract, or take (or omit to take) any action which would, or is reasonably likely to, (i) result in any of Issuer's representations or warranties contained in this Agreement not being true and correct as of the Subsequent Closing Date or (ii) prevent Issuer from performing, satisfying and complying with all of its covenants and agreements contained in this Agreement.

            Section 6.4             Fees and Expenses.

                                    (a)         Issuer shall incur no more than
$500,000 in legal and accounting fees and expenses in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement and the Merger Agreement.

                                    (b)         Simultaneously with the
execution of this Agreement, Issuer shall place in escrow $150,000 (such amount, together with all interest thereon, collectively the "Escrow Fund"). In the event the Merger Agreement is terminated in accordance with its terms, the Escrow Fund shall be released to Gabelli & Company, Inc. in full satisfaction of all of Issuer's obligations for payment of investment banker, broker, finder or similar fees. In the event that the transactions contemplated by the Merger Agreement have been consummated, at the Closing (as defined in the Merger Agreement), the Escrow Fund shall be released to Purchaser.

            Section 6.5             Restrictions on Transfer.

                                    (a)         Purchaser understands and agrees
that the Stock it will be acquiring has not been registered under the Securities Act of 1933 (the "Securities Act"), and that, accordingly, the Stock will not be transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Purchaser acknowledges that it must bear the economic risk of its investment in the Stock for an indefinite period of time because the Stock has not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

                                    (b)         Purchaser agrees with Issuer as
follows:

                                                (i)         The certificates
evidencing the shares of Stock it has agreed to purchase, and each certificate issued in transfer thereof, will bear the following legend:

                                    "THE SECURITIES EVIDENCED BY THIS
                                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                                    THE SECURITIES ACT OF 1933 AND MAY NOT BE
                                    SOLD OR TRANSFERRED UNLESS THERE IS AN
                                    EFFECTIVE REGISTRATION STATEMENT COVERING
                                    SUCH SECURITIES OR THE COMPANY

                                    RECEIVES AN OPINION OF COUNSEL (WHICH
                                    COUNSEL AND OPINION ARE REASONABLY
                                    SATISFACTORY TO THE COMPANY) STATING THAT
                                    SUCH SALE OR TRANSFER IS EXEMPT FROM THE
                                    REGISTRATION AND PROSPECTUS DELIVERY
                                    REQUIREMENTS OF SUCH ACT."

                                    (ii) The certificates representing the
Shares and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities laws.

                                    (iii) Absent an effective registration
statement under the Securities Act covering the disposition of the Company's securities acquired by Purchaser, Purchaser will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of such securities without first providing the Issuer with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Issuer) that such disposition is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirement of) any applicable state securities laws.

                                   ARTICLE VII
                               CLOSING CONDITIONS

            Section 7.1 Conditions to Purchaser's Obligations at the Closing. The obligations of Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                        (1) Performance. Issuer shall have executed and delivered certificates representing the Shares, and shall have performed and complied with all agreements, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                        (2) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received all such counterpart original, certified and other copies of such documents as Purchaser may reasonably request.

                        (3) No Adverse Action. There shall not have been adopted or enacted any statute, rule or regulation prohibiting or imposing any material condition on the transactions contemplated by this Agreement, nor shall there have been instituted or pending any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority, nor shall there be any determination by any government, governmental authority, regulatory or administrative agency or commission which, in either case, seeks to restrain, enjoin or impose any material condition on the transactions contemplated by this Agreement or the Merger Agreement, or would require Issuer or

Purchaser, in the reasonable opinion of Purchaser, to take any action or do anything in connection with the foregoing that may reasonably be expected to have a material adverse effect to their respective businesses or materially impair the ownership or operation of all or a material portion of the business, assets or properties presently owned by Issuer or any of its Subsidiaries or to be acquired by Purchaser pursuant to the Merger Agreement.

                        (4) Opinion of Company Counsel. Purchaser shall have received from Latham & Watkins, counsel to Issuer, a legal opinion addressed to Purchaser, dated as of the Closing Date, in the form and substance reasonably satisfactory to Purchaser.

                        (5) Consents. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any governmental authority or any other party on the part of Issuer required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

                        (6) Secretary's Certificate. Purchaser shall have received a Certificate of the Secretary of Issuer (i) certifying that no document has been filed relating to or affecting the Charter of Issuer after the date of the Certificate of the Secretary of State of the State of Delaware delivered pursuant to clause (iii) of this subsection, (ii) certifying the names and true signatures of each officer of Issuer who has been authorized to execute and deliver this Agreement and any other document delivered by Issuer pursuant to the Closing, (iii) attaching thereto a copy of the Charter certified as of a recent date by the Secretary of State of Delaware, and a true and complete copy of Bylaws of Issuer, as in full force and effect at the Closing Date and (iv) attaching copies of resolutions duly adopted by the Board of Directors (and stockholders, if applicable) authorizing the execution and delivery of this Agreement and each of the other documents delivered by Issuer pursuant to the Closing, the issuance, delivery and sale of the Shares and the performance of the transactions contemplated by this Agreement, and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended as of the Closing Date.

                        (7) Voting Agreement. Purchaser shall have received a Voting Agreement, in the form circulated among the parties with this Agreement, executed by Issuer stockholder Aer Force Communications, Inc.

                        (8) Additional Documents. Purchaser shall have received such certificates, documents and information as they may reasonably request in order to establish satisfaction of the conditions set forth in this Article VII.

            Section 7.2 Conditions to Issuer's Obligations at the Closing. The obligations of Issuer to Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Purchaser:

                        (1) Payment of Purchase Price. Purchaser shall have delivered the purchase price for its Shares in accordance with Section 1.1.

                        (2) Consents. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any governmental authority or any other party on the part of Purchaser required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

                        (3) Secretary's Certificate. Issuer shall have received a Certificate of the Secretary of Purchaser (i) certifying that no document has been filed relating to or affecting the Charter of Purchaser after the date of the Certificate of the Secretary of State of the State of Delaware delivered pursuant to clause (iii) of this subsection, (ii) certifying the names and true signatures of each officer of Purchaser who has been authorized to execute and deliver this Agreement and any other document delivered by Purchaser pursuant to the Closing, (iii) attaching thereto a copy of the Charter certified as of a recent date by the Secretary of State of Delaware, and a true and complete copy of Bylaws of Purchaser, as in full force and effect at the Closing Date and (iv) attaching copies of resolutions duly adopted by the Board of Directors (and stockholders, if applicable) authorizing the execution and delivery of this Agreement and each of the other documents delivered by Purchaser pursuant to the Closing, the issuance, delivery and sale of the Shares and the performance of the transactions contemplated by this Agreement, and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended as of the Closing Date.

                                  ARTICLE VIII
                                   TERMINATION

            8.1         Termination.  This Agreement may be terminated:

                        (1) by mutual written agreement of the parties hereto; or

                        (2) by either Issuer or Purchaser upon consummation of the transactions contemplated by the Merger Agreement.

            8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that the agreements set forth in Article V (Registration Rights) shall survive the termination of this Agreement and shall terminate in accordance with the terms, if any, set for in that Article. No such termination shall relieve any Party of any liability or damages resulting from any breach by such party of this Agreement.

            8.3 Fees and Expenses. All costs and expense incurred in connection with this Agreement shall be paid by the party incurring such cost or expense whether or not the transactions contemplated hereby occur.

                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                                         if to Purchaser, to:

                                         Omnipoint Corporation
                                         Three Bethesda Metro Center
                                         Suite 400
                                         Bethesda, MD 20814
                                         Attention:  Douglas G. Smith
                                         Phone:      (301) 951-2500
                                         Fax:        (301) 951-2518

                                         with copies to:

                                         Piper & Marbury L.L.P.
                                         1200 Nineteenth Street, N.W.
                                         Washington, D.C.  20036
                                         Attention: Edwin M. Martin, Jr., Esq.
                                         Phone:      (202) 861-3900
                                         Fax:        (202) 233-2085

                                         If to Issuer, to:

                                         East/West Communications, Inc.
                                         350 Stuyvesant Avenue
                                         Rye, New York  10580
                                         Attention:  Victoria G. Kane
                                         Phone:      (914) 921-6300
                                         Fax:        (203) 629-3680

                                         With a copy to:

                                         Latham & Watkins
                                         1001 Pennsylvania Avenue, N.W.
                                         Suite 1300
                                         Washington, D.C.  20004
                                         Attention:  James Barker, Esq.
                                                     Daniel T. Lennon, Esq.
                                         Phone:      (202) 637-2200
                                         Fax:        (202) 637-2201

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be


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

deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

            Section 9.2 Survival of Warranties. The warranties, representations, certifications and covenants of Issuer and Purchaser contained in or made pursuant to this Agreement shall survive each of (a) the execution and delivery of this Agreement, and (b) the Closing, for a period of six months following the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Purchaser.

            Section 9.3 Indemnification. Issuer agrees to indemnify the Purchaser and its Affiliates, and the shareholders, members, managers, officers, employees, agents and or legal representatives of any of them (each, a "Purchaser Indemnified Party") and to hold each Purchaser Indemnified Party harmless from and against any and all direct or indirect liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Purchaser Indemnified Party's counsel in connection with any investigative, administrative or adjudicative proceeding, whether or not either Purchaser shall be designated a party thereto), together with any and all costs and expenses associated with the investigation of the same and/or the enforcement of the provisions hereof (collectively, "Losses"), which may be incurred by such Purchaser Indemnified Party relating to, based upon, resulting from or arising out of (a) the breach by Issuer of any representation, warranty, covenant or agreement of Issuer contained herein, (b) this Agreement or the transactions contemplated hereby, subject, in the case of the registration rights described in Article V, to the provisions set forth in Section 5.8. Issuer shall reimburse each Purchaser Indemnified Party promptly for all such Losses as they are incurred by such Purchaser Indemnified Party.

                        Purchaser agrees to indemnify the Issuer and its Affiliates, and the shareholders, members, managers, officers, employees, agents and or legal representatives of any of them (each, an "Issuer Indemnified Party") and to hold each Issuer Indemnified Party harmless from and against any and all direct or indirect liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Issuer Indemnified Party's counsel in connection with any investigative, administrative or adjudicative proceeding, whether or not either Purchaser shall be designated a party thereto), together with any and all costs and expenses associated with the investigation of the same and/or the enforcement of the provisions hereof (collectively, "Losses"), which may be incurred by such Issuer Indemnified Party relating to, based upon, resulting from or arising out of (a) the breach by Purchaser of any representation, warranty, covenant or agreement of Purchaser contained herein, (b) this Agreement or the transactions contemplated hereby, subject, in the case of the registration rights described in Article V, to the provisions set forth in
Section 5.8. Purchaser shall reimburse each Issuer Indemnified Party promptly for all such Losses as they are incurred by such Issuer Indemnified Party.

                        Notwithstanding any other provisions hereof, no indemnified party shall be entitled to make a claim against an indemnitor (an "Indemnitor") in respect of any breach of this Agreement except to the extent that the aggregate amount of such damages exceeds the amount of FIFTY

THOUSAND DOLLARS ($50,000) (the "Threshold Amount"); provided, however, that once such aggregate has been exceeded, such Indemnitor shall only be liable for the amount that such damages exceed the Threshold Amount. Notwithstanding any other provision of the Agreement, neither the indemnity obligation of Issuer nor the indemnity obligation of Purchaser will exceed the amount payable by Purchaser for the Stock pursuant to Section 1.1.

            Section 9.4             Amendments; No Waivers.

                        (1) Subject to applicable law, any provision of this Agreement may be amended or waived, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

                        (2) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 9.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

            Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

            Section 9.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

            Section 9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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

            Section 9.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

            Section 9.10 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Except as specifically set forth herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

            Section 9.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            Section 9.12 Definitions, Gender, Number, etc. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Merger Agreement for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section or Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.

            Section 9.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            Section 9.14 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.


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                           [Signatures on next page.]




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                        IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           OMNIPOINT CORPORATION

                                           By: /s/ DOUGLAS G. SMITH
                                                   ----------------
                                                   Douglas G. Smith
                                                   President

                                           EAST/WEST COMMUNICATIONS, INC.

                                           By: /s/ VICTORIA G. KANE
                                                   ----------------
                                                   Victoria G. Kane
                                                   Chairman